EXHIBIT 99.1

PRESENTATION

Enterprise Products Partners L.P. Howard Weil’s 33rd Annual Energy Conference April 5, 2005 Robert G. Phillips Michael A. Creel President & CEO EVP & CFO

Forward looking statements This presentation contains forward-looking statements and information that are based on Enterprise’s beliefs and those of its general partner, as well as assumptions made by and information currently available to them. When used in this presentation, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding the contemplated transaction and the plans and objectives of Enterprise for future operations, are intended to identify forward-looking statements. Although Enterprise and its general partner believes that such expectations reflected in such forward looking statements are reasonable, neither it nor its general partner can give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those Enterprise anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on Enterprise’s results of operations and financial condition are:

Forward looking statements (cont.) Fluctuations in oil, natural gas and NGL prices; A reduction in demand for its products by the petrochemical, refining or heating industries; A decline in the volumes of NGLs delivered by its facilities; The failure of its credit risk management efforts to adequately protect it against customer non-payment; Terrorist attacks aimed at its facilities; The failure to successfully integrate any future acquisitions; and The failure to realize the anticipated cost savings, synergies and other benefits of the merger with GulfTerra. Enterprise has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. This presentation also includes Non-GAAP financial measures. Please refer to the reconciliations of GAAP financial statements to Non-GAAP financial measures included in the back of this handout.

overview The largest publicly traded energy partnership (based on market capitalization) serving producers and consumers of natural gas, NGLs and crude oil Completed $6 billion merger with GulfTerra Energy Partners, L.P. in September 2004 Only integrated North American midstream network, which includes natural gas and NGL transportation, fractionation, processing, crude oil pipelines, offshore platforms, storage and import / export services EPD satisfies criteria to be included in the S&P 500 Strong general partner; significant management ownership; alignment of interest with limited partners

Successful Merger with GulfTerra Created leading provider of midstream energy services with strong position in prolific deepwater Gulf of Mexico and Rocky Mountains Diversified and complementary businesses provide a natural hedge to mitigate effects of natural gas prices Extended integrated value chain to provide new organic growth opportunities Successful integration; $140 million of targeted savings largely realized GP distribution savings $55 million Interest savings of approx. $45 million G&A and operating cost savings of approx. $40 million Record 4th quarter 2004 performance

Diversified Midstream Operations NGL Pipelines & Services (51%) Natural gas processing plants & related marketing activities NGL fractionation plants NGL pipelines and storage Onshore Natural Gas Pipelines & Services (26%) Natural gas pipelines Natural gas storage facilities Offshore Pipelines & Services (12%) Natural gas pipelines Oil pipelines Platform services Petrochemical Services (11%) Propylene fractionation facilities Butane isomerization facilities Octane enhancement facilities Gross Operating Margin by Segment Fourth Quarter 2004

Integrated Midstream Energy Services Fees are earned at each link of value chain

Leading Business Positions Across Midstream Energy Value Chain

High Visibility of Growth Building scale in core growth markets with largest network of midstream assets Access to all major supply basins Leveraging each link of value chain Portfolio of assets poised for solid long-term growth Strong pricing fundamentals driving increasing supplies Improved petrochemical/refinery demand for feedstock EPD benefits as investors differentiate between partnerships building growth as a portfolio vs. stacking stand-alone assets Capable of being a significant acquirer in niche businesses Positioned to grow long-term cash distributions at a stronger pace than competitors Majority of organic growth prospects expected to earn more than 20% average return on capital Healthy coverage ratios provides immediate visibility to funding of growth projects and increasing distributions EPD compares favorably to other MLPs with higher GP splits Lower cost of capital and risk profile in rising interest rate environment

$2 Billion of Growth Opportunities

Significant Organic Growth Projects and Announced Acquisitions

Southern Green Canyon Value Chain

Independence Hub and Trail Designed to process up to 850 MMcf/d of natural gas production from six anchor fields Capacity to tie-back up to 11 additional fields 16 of 23 wells planned for anchor discoveries have been drilled with 1.6 Tcf of reserves Large resource basin of approx. 11,500 square miles Life of lease contracts, demand charges and lease dedications Producers include Anadarko, Kerr-McGee, Devon, Dominion & Spinnaker

Financial Overview

Financial objectives Increase cash flows from fee-based businesses Prudently invest to expand the partnership through organic growth, acquisitions and joint ventures with strategic partners Manage capital to provide financial flexibility for partnership while providing our investors with an attractive total return Maintain a strong balance sheet that supports investment grade debt ratings

Unique ownership structure Largest % ownership by Management in energy industry Management interest aligned with those of limited partners and supported by unit purchases Approx. $382 million of new EPD units since October 2002 Acquired remaining 9.9% of EPD GP and 13.5 million EPD units from El Paso for $425 million (Jan. 2005) GP focused on long-term total return to common unitholders Contributed 50% of GTM’s GP to EPD for no consideration (Sept. 2004) Eliminated GP’s 50% incentive distribution right for no consideration – capped at 25% (Dec. 2002) Note: Ownership as of March31, 2005

MLP Math: 25% vs. 50% GP Splits Lower Splits = Lower Cost of Capital

Overview of Fourth Quarter Results

Solid Capitalization; Ample Liquidity (1) Pro Forma for proceeds of $457 million from an equity offering, $39 million from the DRIP, $491 million from the private placement of senior notes, and the retirement of $350 million of 8.25% notes due March 2005. All of these transactions occurred in February 2005.

EPD Meets S&P 500 Criteria (1)

Proven Growth, Superior Returns

Key Investment Considerations Strategically located assets serving the most prolific supply basins for natural gas, natural gas liquids (NGLs) and crude oil in the U.S. Leading business positions across midstream sector Greater cash flow stability from diversified fee-based assets following the recent completion of GulfTerra merger One of the strongest organic growth profiles in the industry Increasing cash distributions leading to superior returns Lower cost of capital than many of our competitors GP / Management’s interests aligned with limited partners Experienced management team with substantial ownership

Enterprise Products Partners L.P. Questions and Answers

Non-GAAP Reconciliations

Non-GAAP Reconciliations